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                                                                    Exhibit 23.7



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


CoreComm, Limited
New York, New York

We hereby consent to the use in Amendment No. 1 to the Registration Statement of CoreComm Limited on Form S-1 of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-1.



                                                                BDO Seidman, LLP
Philadelphia, Pennsylvania
November 1, 2000